EXHIBIT 10.2

LICENSE AGREEMENT

BY AND BETWEEN

ZOOM TELEPHONICS, INC.

AND

TIANJIN TONG GUANG GROUP

DIGITAL COMMUNICATION CO., LTD

Dated: [                 ], 2009

TABLE OF CONTENTS

Articles

1 INTERPRETATION

1

2 GRANT OF LICENSE

3

3 USE OF ZOOM MARKS

3

4 CONSIDERATION

4

5 TRADEMARKS AND RELATED RIGHTS

4

6 WARRANTIES AND LITIGATION

5

7 TERMINATION

6

8 EFFECT OF TERMINATION

7

9 EQUITABLE RELIEF

8

10 ASSIGNMENT AND TRANSFER

9

11 MISCELLANEOUS

9

Exhibit A – Licensed Goods and Services

Exhibit B – ZOOM Marks

i

LICENSE AGREEMENT

This LICENSE AGREEMENT (“Agreement”) is made as of [               ], 2009 by and between ZOOM TELEPHONICS, INC., a corporation incorporated in the State of Delaware, USA (“Licensor”); and TIANJIN TONG GUANG GROUP DIGITAL COMMUNICATION CO., LTD, a company organized under the laws of the People’s Republic of China (“Licensee”).  Each of the parties to this Agreement is individually referred to herein as a “Party” and collectively as the “Parties.”

WHEREAS, on the date hereof, Zoom Technologies, Inc., a corporation incorporated in the State of Delaware, USA (“Zoom”), contributed, distributed or otherwise transferred all of its assets and liabilities to Licensor pursuant to the Separation and Distribution Agreement, dated January [  ], 2009 (the “Separation Agreement”);

WHEREAS, on the date hereof, Zoom issued a dividend to its stockholders of record consisting of 100% of the issued and outstanding capital stock of Licensor pursuant to the Separation Agreement;

WHEREAS, on the date hereof, Zoom and the Licensee consummated a share exchange transaction whereby the former controlling stockholder of the Licensee became the controlling stockholder of Zoom and the Licensee became a subsidiary of Zoom pursuant to the Share Exchange Agreement, dated January [  ], 2009 (the “Share Exchange Agreement”);

WHEREAS, Licensor is and, pursuant to the Separation Agreement and the Share Exchange Agreement, will remain the owner of certain rights, title and interest in and to the ZOOM Marks (as defined hereafter); and

WHEREAS, as partial consideration for engaging in the transactions provided for in the Separation Agreement and the Share Exchange Agreement, Licensor agrees to grant to Licensee, and Licensee agrees to obtain from Licensor, a limited right, license and privilege to use the ZOOM Marks.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE

1

INTERPRETATION

In this Agreement unless the context otherwise requires:-

(1)

The following words and expressions have the following meanings respectively:-

Acquirer means a Person who has made a bona fide offer for the ZOOM Marks and who is financially capable of carrying out the terms of such offer;

Acquirer’s Offer has the meaning set forth in Section 10.2 hereof;

Agreement has the meaning set forth in the first sentence of this Agreement;

Applicable Laws means all applicable laws of the USA, State of Delaware, including applicable related laws, rules, statutes and regulations and any rules, consents, approvals, authorizations, guidelines, orders, ordinances, bylaws, requirements and policies of any local authority;

Business Day means any day from Monday through Friday (both dates inclusive) which is not a public holiday in Dover, Delaware;

Communication has the meaning set forth in Section 11.7 hereof;

Effective Date means the date set forth in the first sentence of this Agreement;

Licensed Goods and Services has the meaning set forth in Section 2.1 hereof;

Offer Notice has the meaning set forth in Section 10.2 hereof;

Person means any individual or legal entity;

Relevant Action has the meaning set forth in Section 6.2 hereof;

Requested Registrations has the meaning set forth in Section 5.4 hereof;

Right of First Refusal has the meaning set forth in Section 10.2 hereof;

Separation Agreement has the meaning set forth in the Recitals hereof;

Share Exchange Agreement has the meaning set forth in the Recitals hereof;

Term means the period during which the license granted in Section 2.1 hereof continues and is effective as set forth in Section 2.2 hereof;

USA means the United States of America; and

ZOOM Marks means the trademarks, service marks, trade names, logos and designs set forth in Exhibit B attached hereto and made a part hereof by reference, in the style and print set forth therein, and any worldwide registrations or applications for registrations thereof, partial details of which are set forth in Exhibit B and any other marks which Licensor may adopt for use in connection with the Licensed Goods and Services.

(2)

References to Articles and Section are references to Articles and Sections of this Agreement, unless specified otherwise.

(3)

Headings or captions to Articles and Sections are for convenience only and shall not affect the interpretation hereof.

(4)

References to the singular number include references to the plural and vice versa; references to the masculine or neuter gender include references to the feminine and neuter or, as the case may be, masculine and feminine genders.

(5)

The use of the words “commercially reasonable” and “commercially reasonably” shall be construed according to Delaware law and shall include the concept of good faith and fair dealing.

(6)

All Exhibits attached to this Agreement are incorporated in, and made a part of, this Agreement.

(7)

All of the parties to this Agreement have participated fully in the negotiation and preparation hereof, and, accordingly, this Agreement shall not be more strictly construed against any one of the parties hereto.

(8)

Time shall be of the essence for each and every provision of this Agreement.

(9)

If the date for performance of an obligation falls on a day which is not a Business Day then the date for the performance of that obligation shall be the next Business Day.

ARTICLE

2

GRANT OF LICENSE

2.1

Grant

To the extent Licensor has rights for such goods and services or later acquires such rights pursuant to Section 5.4 hereof (“Licensor’s Registered Rights”), Licensor hereby grants to Licensee an exclusive license to use the ZOOM Marks as trademarks, service marks or trade names solely in connection with those goods and services specifically listed in Exhibit A for the territories set forth in Exhibit A (goods and services described in Exhibit A, the “Licensed Goods and Services”), subject to and in accordance with the terms and conditions of this Agreement, and Licensee accepts such license.  Licensee shall use the ZOOM Marks subject to the control of Licensor or its designee as provided in this Agreement.  Given the evolving nature of Licensor’s Registered Rights, Exhibit A may be amended from time to time by mutual written consent of the Parties.

2.2

Term

Subject to earlier termination as provided in Article 7 hereof, the term of this Agreement shall be perpetual.

2.3

Form of Mark

Licensee shall use the ZOOM Marks only in a form approved by Licensor or any other Person acting on Licensor’s behalf.  Licensee may not use the ZOOM Marks until and unless Licensee has provided Licensor with a mock up showing the proposed use and received Licensor’s prior written approval, which approval shall not be unreasonably withheld.  Any mock up submitted to Licensor shall not be deemed approved unless and until Licensor has approved it in writing; provided, however, that if a mock up has not been disapproved by Licensor within seven (7) Business Days of its receipt thereof, then such use shall be deemed approved.  Once approved, Licensee’s use shall not deviate from the mock up.

2.4

Reservation of Licensor’s Rights

Licensor reserves the right to use, and to grant to any other licensee the right to use, the ZOOM Marks in connection with items other than the Licensed Goods and Services.

ARTICLE

3

USE OF ZOOM MARKS

3.1

Quality Standards

Licensee agrees that the nature and quality of all services rendered and goods sold by Licensee in connection with the Licensed Goods and Services shall at all times be maintained at a high level of quality equivalent to that of goods and services bearing the ZOOM Marks and being manufactured, offered and sold by Licensor as of the Effective Date.

3.2

Licensee’s Cooperation

Licensee agrees to cooperate with Licensor in facilitating control by Licensor or its designee of the nature and quality of the services rendered and goods sold or used by Licensee in connection with the ZOOM

Marks and the Licensed Goods and Services, to permit reasonable inspection of Licensee’s operations, and to supply Licensor or its designee with specimens of all uses of the ZOOM Marks upon request.  Licensee shall comply with all Applicable Laws and regulations and obtain all appropriate governmental approvals relating to the sale or manufacture of goods and the sale or rendering of services by Licensee under the ZOOM Marks.  Licensor shall reasonably cooperate with Licensee where appropriate and as requested to facilitate Licensee’s compliance with all Applicable Laws relating to the sale or manufacture of goods and the sale or rendering of services by Licensee under the ZOOM Marks.

3.3

Rules and Regulations

Licensor may from time-to-time, in writing, promulgate uniform rules and regulations to Licensee relating to the manner of use of the ZOOM Marks.

ARTICLE

4

CONSIDERATION

In consideration of Licensor’s granting license and providing services in accordance with this Agreement, Licensee has consummated the transactions provided in the Share Exchange Agreement.

ARTICLE

5

TRADEMARKS AND RELATED RIGHTS

5.1

Ownership of Marks

Licensee acknowledges that the ZOOM Marks have acquired valuable goodwill in the minds of the trade and the public and that services and products bearing the ZOOM Marks have acquired a desirable reputation.  Licensee acknowledges that it has no claim to any right, title and interest in and to the ZOOM Marks or any and all forms or embodiments thereof nor to the goodwill attached to the ZOOM Marks in connection with the business, operations and goods in relation to which the same have been and may be used by Licensee or by Licensor, except as expressly set forth in this Agreement.  The use of the ZOOM Marks in connection with the Licensed Goods and Services shall be deemed to have been made by and for the benefit of the Licensor for purposes of trademark registration and otherwise.

5.2

Registration Rights

Licensee acknowledges that only Licensor may file and prosecute a trademark, service mark, copyright or other application or applications to register the ZOOM Marks or any other proprietary rights related thereto in any jurisdiction.  Licensee shall (at Licensor’s expense) do such commercially reasonable things as Licensor or its designee may reasonably request in connection with the registration or protection of the ZOOM Marks or any other proprietary rights related thereto including, without limitation, entering into and filing with the relevant authority a registered user agreement.

5.3

Compliance with Laws

Licensee agrees and undertakes to use the ZOOM Marks strictly in compliance with and observance of any and all trademark and copyright laws and to use such markings in connection with the ZOOM Marks as may commercially reasonably be requested by Licensor.

5.4

Trademark Prosecution

The prosecution and maintenance of all trademark applications and registrations for the ZOOM Marks shall be controlled by, and within the sole discretion of Licensor at its sole expense, but upon the written request of Licensee, Licensor shall promptly provide Licensee with copies of all correspondence to or from any domestic or foreign trademark office regarding the prosecution and maintenance of all trademark applications and registrations regarding or related to the ZOOM Marks.  From time to time and at any time during the Term of this Agreement upon request by Licensee, Licensor shall file additional trademark applications for the ZOOM Marks to include additional goods and services included in the Licensed Goods and Services or to cover additional jurisdictions as required by the Licensee’s business needs (the “Requested Registrations”).  Licensee shall be solely responsible for all reasonable costs of filing, prosecuting and maintaining the Requested Registrations.

5.5

Assignment

To the extent any rights in and to the ZOOM Marks are deemed to accrue to Licensee, Licensee hereby assigns any and all such rights, at such time as they may be deemed to accrue, to Licensor.  Licensee shall execute any and all commercially reasonable documents and instruments requested by Licensor which Licensor may deem necessary, proper or appropriate to accomplish or confirm the foregoing.  Any such assignment, transfer or conveyance shall be without consideration other than the mutual agreements contained herein.  Upon the termination of this Agreement for any reason whatsoever, Licensee will execute and file any and all commercially reasonable documents and instruments requested by Licensor which Licensor may deem necessary, proper or appropriate to terminate any and all of Licensee’s rights under any trademark registrations, registered user agreements and other documents regarding the ZOOM Marks.

5.6

No Challenge

Licensee shall never (i) challenge the validity or ownership of any of the ZOOM Marks by Licensor or any application for registration thereof or any registrations thereof in any jurisdiction by Licensor or (ii) contest the fact that Licensee’s rights under this Agreement shall terminate upon termination of this Agreement.

ARTICLE

6

WARRANTIES AND LITIGATION

6.1

Warranty

Licensor represents to Licensee that (i) Licensor has registered the ZOOM Marks as shown on Exhibit B; and (ii) to Licensor’s knowledge, no Person is contesting the registrations as of the date hereof.  As of the date hereof, Licensor is not engaged in the defense of any intellectual property infringement claim brought by any Person alleging that any of the ZOOM Marks infringe upon another’s intellectual property.  Licensee accepts that it shall have no remedies against Licensor in the event that Licensee is prevented from using the ZOOM Marks or any part of them.

6.2

Conduct of Litigation

The conduct of any legal or other action, including any proceeding before any court or governmental authority, arising from any dispute with any third party concerning use of any of the ZOOM Marks or any similar name or mark (a “Relevant Action”) shall, at Licensor’s option (exercisable by written notice given by Licensor to Licensee at any time), be under the absolute control of Licensor even if:

(i)

Licensor may not be a party to such suit; or

(ii)

Licensee may be determined to be responsible for costs thereof.

In particular, without limitation, upon Licensor exercising its option Licensor shall have the sole power to conduct any Relevant Action and to determine whether and when any settlement or compromise should be made or paid in respect of any Relevant Action and Licensee shall not be entitled to conduct any Relevant Action or to make or pay any such settlement or compromise without the consent of Licensor.  Licensor shall have the sole power and absolute discretion to determine what action, if any, will be taken with respect to any unauthorized use, infringement or act of unfair competition by third parties to stop such use, infringement or act or otherwise to protect any of the ZOOM Marks.  Licensee shall, at Licensor’s expense, cooperate with Licensor with respect to any Relevant Action, and if requested by Licensor, Licensee will join with Licensor as a party to any action brought by Licensor for such purpose at Licensor’s expense.  Any recovery as a result of such action shall belong solely to Licensor and Licensee shall account to Licensor in respect of any amounts received by it as a result thereof, except to the extent necessary for Licensee to reimburse itself for actual, reasonably incurred out-of-pocket expenses incurred by Licensee in the conduct of such action at Licensor’s request and substantiated by written evidence provided to Licensor.

ARTICLE

7

TERMINATION

7.1

Termination by Licensor

If at any time:

(i)

Licensee breaches any material provision of this Agreement and, in the case of a breach which is capable of remedy, such breach is not remedied within ninety (90) days of the date of service upon Licensee of a notice given by Licensor requiring that it be remedied, or if such breach is capable of remedy but cannot reasonably be remedied or cured within such ninety (90)-day period, and Licensee fails to commence such remedy or cure within such ninety (90)-day period or at any time thereafter fails diligently to prosecute such remedy or cure to completion;

(ii)

the performance by Licensor or Licensee of any of their respective material obligations under this Agreement shall be illegal under Applicable Laws or under the laws of the jurisdiction in which Licensor and Licensee are incorporated or formed or the laws of any jurisdiction where Licensor carries on business or holds assets; or

(iii)

an effective resolution is passed, or an effective order made by a court of competent jurisdiction, for the dissolution, liquidation or winding up of Licensee or any event having similar consequences occurs in any jurisdiction in which a material part of its assets is held;

such occurrences shall be defaults under this Agreement (other than clause (ii) above) and Licensor may, by not less than ninety (90) days’ notice, terminate this Agreement with effect from the expiration of such notice.

7.2

Termination by Licensee

If at any time:

(i)

Licensor breaches any material provision of this Agreement and, in the case of a breach which is capable of remedy, such breach is not remedied within ninety (90) days of the date of service upon Licensor of a notice given by Licensee, or if such breach cannot reasonably be remedied or cured within such ninety (90)-day period, Licensor fails to commence such remedy or cure within such ninety (90)-day period or at any time thereafter fails diligently to prosecute such remedy or cure to completion;

(ii)

the performance by Licensor or by Licensee of any of their respective obligations shall be illegal under Applicable Laws; or

(iii)

an effective resolution shall be passed, or an effective order made by a court of competent jurisdiction, for the dissolution, liquidation or winding up of Licensor or any event having similar consequences occurs in any jurisdiction in which a material part of its assets is held, or a receiver or similar officer is appointed of any material part of its assets, or Licensor becomes insolvent or is unable to pay its debts as they fall due or suspends payment of its debts or enters into any composition or arrangement for the benefit of its creditors;

such occurrences shall be defaults under this Agreement (other than clause (ii) above) and Licensee may, by ninety (90) days’ notice in writing (or immediately in the case of clause (iii) where Licensor is insolvent or unable to pay its debts or suspends payment of its debts), terminate this Agreement with effect from the expiration of such notice.

7.3

Termination Provisions Considered Independently

Each paragraph of Sections 7.1 and 7.2 hereof shall be construed independently and shall be without prejudice to the generality of any other paragraph thereof.

7.4

Non-Exclusive Remedies

To the extent that the event which gives rise to a termination of this Agreement pursuant to this Article 7 is due to a breach hereof by the non-terminating party, the rights of the terminating party granted under this Article 7 shall be in addition to, and not in substitution for or limitation of, any and all rights and remedies available by reason of Applicable Laws or equity to the party exercising the rights granted under this Article 7; and the terminating party shall be entitled to damages under each terminated agreement as if the breach under this Agreement were a breach thereunder.

ARTICLE

8

EFFECT OF TERMINATION

8.1

Effect of Termination

Upon the termination of this Agreement pursuant to Article 7 hereof (or otherwise), Licensee shall forthwith discontinue all use of any of the ZOOM Marks and any variation or simulation thereof, or any mark, name, logo or design similar to any of the ZOOM Marks, or any other proprietary rights related thereto and shall forthwith cease to use (and shall upon request deliver up to Licensor or destroy on oath) any business materials, advertising or promotional materials, operating supplies or equipment bearing any of the ZOOM Marks, any variation or simulation thereof, or any mark, name logo or design similar to any of the ZOOM Marks.  Upon such termination, Licensee hereby irrevocably releases and disclaims any right or interest in or to any and all of the ZOOM Marks and proprietary rights related thereto, and Licensee agrees that all rights in the ZOOM Marks, proprietary rights related thereto and goodwill connected therewith remain the property of Licensor.  Licensee shall also comply with the provisions of Article 5 hereof upon such termination.  Notwithstanding the preceding provisions of this Section 8.1, Licensee shall be permitted for a period of ninety (90) days from the date of termination to use or sell inventory, operating supplies or equipment bearing any of the ZOOM Marks, any variation or simulation thereof, or any mark, name, logo or design similar to any of the ZOOM Marks, only in connection with the Licensed Goods and Services, but not otherwise or thereafter and provided that such use is at all times consistent with Section 3.1.

8.2

Effect of Default by Licensor

Upon the termination of this Agreement pursuant to Section 7.2, Licensor shall transfer and assign to Licensee all right, title, and interest in and to the Requested Registrations, together with the goodwill associated therewith, along with the right to recover for damages and profits and other remedies for past infringements of the marks underlying the Requested Registrations (the “Requested Marks”).  Licensor hereby agrees to execute and deliver to Licensee any further documents and instruments, and to do any and all further reasonable acts that are deemed necessary by Licensee to vest in Licensee all right, title, and interest in and to the Requested Marks, and to enable such right, title, and interest to be recorded in the United States Patent and Trademark Office and any other appropriate governmental authority or agency of the United States and internationally.

8.3

Reservation of Remedies

Notwithstanding any termination of this Agreement pursuant to Article 7 hereof or otherwise, unless otherwise expressly excluded, Licensee and Licensor shall have, and hereby reserve, all of the rights and remedies which they may have, at law or in equity, including, but not limited to, the enforcement of all rights relating to the establishment, maintenance or protection of any of the ZOOM Marks or otherwise relating to this Agreement.  Licensee and Licensor shall continue to have rights and remedies with respect to damages for breach of this Agreement on the part of the other party.  The provisions of Articles 1, 5, 6, 8, 9, 10, and 11 hereof shall survive any termination of this Agreement.

ARTICLE

9

EQUITABLE RELIEF

Licensee acknowledges that Licensor will suffer great and irreparable harm as a result of its breach of any covenant to be performed by Licensee under this Agreement (including, without limitation, any negative covenant), and, whether such breach occurs before or after the termination of this Agreement.  Licensee acknowledges that Licensor shall be entitled to apply for and receive from any court of competent jurisdiction a temporary restraining order, preliminary injunction or permanent injunction, without any necessity of proving actual damages or any requirement for the posting of a bond or other security, enjoining Licensee from further breach of this Agreement, including, without limitation, any further infringement or impairment of Licensor’s rights including, without limitation, further infringement or impairment of Licensor’s rights in and to any of the ZOOM Marks.  Such relief shall be in addition to and not in substitution of any other remedies available to the aggrieved party pursuant to this Agreement or by operation of law or otherwise.

ARTICLE

10

ASSIGNMENT AND TRANSFER

10.1

Assignability

Except as provided in this Article 10, the rights and powers of the parties under this Agreement shall not be assignable or otherwise transferable.  In particular, the license granted herein is strictly personal to Licensee and none of the rights granted to Licensee hereunder may be assigned, transferred or sub-licensed by Licensee to any Person without the prior written consent of Licensor.  Such consent may be given or withheld in the absolute discretion of Licensor and Licensor shall not be obliged to give any reason for its decision.  Notwithstanding the foregoing, Licensor acknowledges and agrees that, subject to the terms and conditions of this Agreement, Licensee has the right to assign, transfer or sub-license its rights under this Agreement to any of its subsidiaries and/or affiliates.  If Licensee attempts to assign transfer or grant a sub-license in violation of the terms hereof, Licensor may (as a non-exclusive remedy) by notice to Licensee immediately terminate the rights, licenses and privileges granted hereunder to Licensee.

10.2

Right of First Refusal

Any proposed sale, assignment or other transfer in ownership of the ZOOM Marks shall be subject to the right of first refusal (the “Right of First Refusal”) set forth in this Section 10.2.  If Licensor shall receive and desire to accept an offer from an Acquirer (an “Acquirer’s Offer”) to purchase its interest in the ZOOM Marks, Licensor shall first provide written notice (the “Offer Notice”) of such Acquirer’s Offer to Licensee.  The Offer Notice shall state (i) the name and address of the Acquirer, (ii) the price for the ZOOM Marks expressed in cash and (iii) any other material terms of the transaction.  The Offer Notice shall constitute an offer by the Licensor to sell the ZOOM Marks to the Licensee in accordance with the provisions of this Section 10.2 and at the same total price offered by the Acquirer and upon the same terms and conditions as contained in the Acquirer’s Offer, to the extent possible.  Licensee shall have thirty (30) days after its receipt of the Offer Notice within which to accept or reject such offer.  Licensee shall notify Licensor in writing of its decision within the aforementioned thirty (30) day period.  Failure by Licensee to give such written notification within the thirty (30) day period shall constitute Licensee’s rejection of such offer by Licensor.

ARTICLE

11

MISCELLANEOUS

11.1

Confidentiality of Information

Neither of the parties shall at any time, whether before or after the termination of this Agreement, use or communicate to any Person (other than in the course of the proper performance of its duties hereunder, or to appropriate professional advisors, attorneys, accountants and consultants, or as required by Applicable Laws or by the law of the jurisdiction where such party is incorporated or organized, carries on business or holds any assets, or pursuant to a valid subpoena or court order or by the applicable regulations of any stock exchange) any trade secrets or confidential information of the other party identified as “confidential” by such party which it may receive during the Term.  This Section 11.1 shall survive the termination of this Agreement.

11.2

Right to Make Agreement

Each party represents and warrants that it has full power and authority to execute and deliver this Agreement and that neither the execution nor the delivery of this Agreement, nor the finalization of the transactions contemplated hereby shall violate any provision of existing law or any existing judgment, injunction, writ, order or decree of any court or governmental authorities or other authority having jurisdiction over it, or will result in or constitute a breach or default under any indenture, contract, other commitment or restriction to which it is a party or by which it is bound, or shall require any consent, vote or approval which has not been taken, or at the time of the transaction involved shall not have been given or taken.

11.3

No Waiver

The failure of either party to insist upon a strict performance of any of the terms or provisions of this Agreement, or to exercise any option, right or remedy herein contained, shall not be construed as a waiver or as a relinquishment of such term, provision, option, right or remedy, but the same shall continue and remain in full force and effect.  No waiver by either party of any term or provision hereof shall be deemed to have been made unless expressed in writing and signed by such Party.

11.4

Severability

If any portion of this Agreement shall be declared invalid by order, decree or judgment of a court of competent jurisdiction, this Agreement shall be construed as if such portion had not been inserted herein except when such construction would constitute a substantial deviation from the general intent and purpose of the Parties as reflected in this Agreement.

11.5

Further Assurances

The Parties shall take any actions including, without limitation, execute any further documentation necessary to make this Agreement, or to confirm that this Agreement is, fully and legally effective, binding and enforceable as between them and as against third parties.

11.6

Entire Agreement: Amendment

This Agreement and the agreements referred to herein constitute the entire agreement between the Parties relating to the subject matter hereof, superseding all prior agreements or undertakings, oral or written.  Each Party confirms to the other Party that in entering into this Agreement it has not relied on any statement, warranty or other representation (other than those set out in this Agreement, the Share Exchange Agreement and the Separation Agreement) made or information supplied, by or on behalf of the other Party.  Any change, modification or amendment of this Agreement shall be in writing and signed by the Party against whom enforcement is sought.

11.7

Notices

All notices, statements, demands, requirements or other communications and documents required or permitted to be given, served or delivered to any Party under this Agreement (a “Communication”) shall be in writing in the English language and shall be either (1) delivered by hand (including, without limitation, delivery by courier) or sent by prepaid certified or registered mail (airmail in the case of all international Communications), with return receipt requested, to that Party at its address stated below, or (2) sent by electronic mail to the Person and email address identified below (and in all cases under this subparagraph (2) a copy shall also be dispatched immediately by prepaid certified or registered mail or by courier or by hand delivery to the addressee), or to such other Person and address as that Party may from time-to-time have notified the other Party as being its representative Person and address for the purposes of this Agreement to the exclusion of all previously applicable Persons and/or addresses.  A Communication once given, served or delivered shall be irrevocable without the consent of the recipient which may be given or withheld in its absolute discretion.  A Communication shall be deemed to have been given served or delivered:

(i)

if delivered by hand, upon delivery (including, without limitation, delivery by courier) on the date of the delivery (and in the case of delivery by courier as evidenced by the signed receipt obtained by the courier service upon delivery);

(ii)

if sent by mail, upon proof of receipt or refusal; and

(iii)

if sent by electronic mail, the date of transmission if during business hours in the place of its receipt or, if it is not, the next succeeding Business Day in the place of its receipt, subject to its having in fact been received; if the electronic mail is not received, then the date of receipt of the paper copy transmitted to the recipient shall control.

The addresses of the parties are as follows, until changed by notice:

Licensee:

Tianjin Tong Guang Group

Digital Communication Co., Ltd

No. 185, Xin Da Road

Hebei District

Tianjin, 300140

People’s Republic of China

Attn:  Kit Choy and Lei Gu

Email:  kchoy@leimone.com; gulei@leimone.com

with a copy to:	Troutman Sanders LLP The Chrysler Building 405 Lexington Avenue New York, NY 10174-0700 Attn: Howard H. Jiang Email: howard.jiang@troutmansanders.com
Licensor:	Zoom Telephonics, Inc. 207 South Street Boston, Massachusetts 02111 Attn: Frank Manning Email: frankm@zoom.com
with a copy to:	Cozen O’Connor 1900 Market Street Philadelphia, PA 19103 Attn: Cavas S. Pavri Email: cpavri@cozen.com

11.8

Multiple Counterparts

This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one (1) and the same agreement.  This Agreement may be executed using signature pages sent by electronic mail where the Party using such signature pages represents that the electronically transmitted page is a true and accurate copy of an original execution page.

11.9

Binding on Successors and Assigns

This Agreement shall benefit and be binding upon the Parties hereto and their respective successors and assigns.

11.10

Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

11.11

Jurisdiction and Venue

Each Party hereby irrevocably submits to the exclusive jurisdiction of the federal courts in the District of Delaware, or absent such jurisdiction in such federal courts, then the Kent Superior Court in Dover, Delaware, USA.  Further, each Party waives any objection which it may have at any time to the laying of venue of any proceeding brought in any such court, waives any claim that any proceeding has been brought in an inconvenient forum and further waives the right to object, with respect to such proceeding, that such court does not have jurisdiction over such Party.

[Signatures on the next page]

IN WITNESS WHEREOF this Agreement has been duly executed the day and year first above written.

LICENSOR:

ZOOM TELEPHONICS, INC.

By:
Name:	Frank Manning
Title:	President and Chief Executive Officer

Address:
207 South Street
Boston, Massachusetts 02111

LICENSEE

TIANJIN TONG GUANG GROUP
DIGITAL COMMUNICATION CO., LTD
By:
Name:
Title:

Address:
No.185, Xin Da Road, Hebei District,
Tianjin, 300140, People’s Republic of China

EXHIBIT A
LICENSED GOODS AND SERVICES

MARK:

ZOOM

TERRITORY:

Worldwide

GOODS:

Mobile phones (excluding cordless landline phones); Accessories for using mobile phones (excluding cordless landline phones), such as chargers, carrying cases and antennas

SERVICES:

All retail sales, repair and maintenance of the above-mentioned Goods

MARK:

HAYES (word and design)

TERRITORY:

Greater China, including the People’s Republic of China, Hong Kong, Taiwan and Macau

GOODS:

Mobile phones (excluding cordless landline phones); Accessories for using mobile phones (excluding cordless landline phones), such as chargers, carrying cases and antennas, infrastructure equipment for mobile phone operators; Software for mobile phones (e.g. ring tones, wallpaper, etc.); Global Positioning System (GPS) device; 2-way radios; Mobile television

SERVICES:

All retail sales, repair and maintenance of the above-mentioned Goods

EXHIBIT B
ZOOM MARKS

Country	Mark	Class	Ser. No./ Reg. No.	Status
United States	ZOOM	9	74/399,844 / 1,892,967	Registered
United States	ZOOM	9	75/099,664 / 2,380,110	Registered
United States	ZOOM	9	75/684,799 / 2,675,838	Registered
United States	ZOOM	35	75/982,358 / 2,784,568	Registered
United States	ZOOM	9 & 38	75/687,137 / 2,891,467	Registered
United States	HAYES	9	73/409,401 / 1,300,248	Registered
United States	HAYES & H LOGO	9	73/319,703 / 1,197,778	Registered
Benelux	ZOOM	9	807660 / 544969	Registered
Brazil	H LOGO & HAYES	9	813767865 / 813767865	Registered
Canada	HAYES		503,195 / 309,698	Registered
Canada	H LOGO		503,194 / 289,338	Registered
China (PRC)	ZOOM	9	9900048553 / 1550074	Registered
China (PRC)	ZOOM	35	9900048554 / 1451717	Registered

China (PRC)	ZOOM	38	990004855 / 1427684	Registered
China (PRC)	ZOOM (Chinese Characters)	9	2000098504 / 1777799	Registered
China (PRC)	ZOOM (Chinese Characters)	35	2000098505 / 1749269	Registered
China (PRC)	ZOOM (Chinese Characters)	38	2000098506 / 1707903	Registered
China (PRC)	H LOGO & HAYES	9	- / 264789	Registered
Colombia	H LOGO & HAYES	9	92239312 / 126800	Registered
European Community	ZOOM	9	001174929 / 001174929	Registered
European Community	ZOOM (Expanded)	9	004852505 /	Pending
European Community	ZOOM (Expanded)	9 & 38	006694129 /	Pending
European Community	HAYES	9	1207414 / 1207414	Registered
European Community	H LOGO	9	1213909 / 1213909	Registered
European Community	H LOGO & HAYES	9	1213859 / 1213859	Registered
Germany	ZOOM	9	Z116209WZ/ 2,911,941	Registered
Hong Kong	ZOOM	3	199908332 / 2007B00096	Registered

Hong Kong	ZOOM	38	199908334 / 2000B13533	Registered
Hong Kong	H LOGO & HAYES	9	21231986 / 2160B1988	Registered
Japan	H LOGO & HAYES	9	S59-065964 / 1949940	Registered
Israel	ZOOM	9, 35 & 38	183180 / 183180	Registered
Saudi Arabia	ZOOM	9	76712 / 668/52	Registered
Saudi Arabia	HAYES	9	00 / 135/40	Registered
Singapore	H LOGO & HAYES	9	T93/07421G / T93/07421G	Registered
South Africa	H LOGO & HAYES		B84-3597 / B84/3597	Registered
Taiwan	HAYES		- / 732277	Registered
Turkey	ZOOM (Expanded)	9	2006/02257 /	Pending
Turkey	ZOOM (Expanded)	38	2006/02257 / 200602257	Registered
United Kingdom	ZOOM	9	1,540,732 / 1,540,732	Registered
Viet Nam	ZOOM	9	4-2007-20964 /	Registered